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Unique Logistics International (ATL), LLC

Consolidated Financial Statements

December 31, 2019 and 2018

BENNETT THRASHER LLP
Better Together

BENNETT THRASHER LLP

Independent Auditor's Report

To the Board of Managers of
Unique Logistics International (ATL), LLC

We have audited the accompanying consolidated financial statements of Unique Logistics International (ATL), LLC (the Company), which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in members' equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Unique Logistics International (ATL), LLC as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Bennett Thrasher LLP

July 28, 2020

Unique Logistics International (ATL), LLC and Subsidiary

Consolidated Balance Sheets
December 31, 2019 and 2018

	2019	2018
Assets		
Current assets:		
Cash and cash equivalents	$ 669,665	$ 451,740
Accounts receivable, net	3,824,634	3,965,726
Unbilled receivables from sales recognized over time	543,582	1,066,011
Prepaid expenses	30,882	26,341
Total current assets	5,068,763	5,509,818
Non-current assets:		
Property and equipment, net	39,956	62,185
Goodwill	1,525,415	1,525,415
Intangible assets, net	151,063	291,617
Operating lease right-of-use asset	160,800	-
Security deposits and other assets	18,418	23,272
Total non-current assets	1,895,652	1,902,489
Total assets	$ 6,964,415	$ 7,412,307

See accompanying notes to consolidated financial statements.

Unique Logistics International (ATL), LLC and Subsidiary

Consolidated Balance Sheets
December 31, 2019 and 2018

		2019		2018
Liabilities and Members' Equity				
Current liabilities:				
Line of credit	$	1,980,692	$	-
Accounts payable		1,178,703		3,474,533
Accrued liabilities		408,637		318,455
Operating lease liability		179,048		-
Due to parent		-		154,794
Current portion of related party notes payable		-		37,763
Total current liabilities		3,747,080		3,985,545
Operating lease liability, net of current portion		16,767		-
Total liabilities		3,763,847		3,985,545
Commitments and contingencies (Note 8)				
Members' equity		3,200,568		3,426,762
Total liabilities and members' equity	$	6,964,415	$	7,412,307

See accompanying notes to consolidated financial statements.

Unique Logistics International (ATL), LLC and Subsidiary

Consolidated Statements of Operations
For the Years Ended December 31, 2019 and 2018

	2019	2018
Net revenues	$ 44,162,228	$ 47,178,130
Cost of services	40,187,249	42,307,443
Gross profit	3,974,979	4,870,687
Operating expenses:		
General and administrative	3,917,079	4,372,621
Depreciation	32,833	37,510
Amortization	140,554	210,981
Total operating expenses	4,090,466	4,621,112
(Loss) income from operations	(115,487)	249,575
Interest expense	110,707	102,325
Net (loss) income	$ (226,194)	$ 147,250

See accompanying notes to consolidated financial statements.

Unique Logistics International (ATL), LLC and Subsidiary

Consolidated Statements of Changes in Members' Equity
For the Years Ended December 31, 2019 and 2018

	Members' Equity
Balance at December 31, 2017	$ 3,407,674
Cumulative effect of accounting change	118,973
Capital distributions	(247,135)
Net income	147,250
Balance at December 31, 2018	3,426,762
Net (loss)	(226,194)
Balance at December 31, 2019	$ 3,200,568

See accompanying notes to consolidated financial statements.

Unique Logistics International (ATL), LLC and Subsidiary

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2019 and 2018

	2019	2018
Cash flows from operating activities:		
Net (loss) income	$ (226,194)	$ 147,250
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:		
Change in allowance for doubtful accounts	75,000	(71,928)
Depreciation and amortization	408,787	248,491
Changes in assets and liabilities:		
Accounts receivable	66,092	48,942
Unbilled receivables from sales recognized over time	522,429	(947,038)
Security deposits and other assets	4,854	2,354
Prepaid expenses	(4,541)	4,308
Accounts payable	(2,295,830)	2,540,833
Accrued liabilities	90,182	(147,685)
Due to parent	(154,794)	179,648
Net cash (used in) provided by operating activities	(1,514,015)	2,005,175
Cash flows from investing activities:		
Acquisition of property and equipment	(10,604)	(12,058)
Net cash used in investing activities	(10,604)	(12,058)
Cash flows from financing activities:		
Net borrowings (payments) on line of credit	1,980,692	(1,428,926)
Payments on operating lease liability	(200,385)	-
Principal payments on related party notes payable	(37,763)	(148,257)
Capital distributions	-	(247,135)
Net cash provided by (used in) financing activities	1,742,544	(1,824,318)
Net increase in cash and cash equivalents	217,925	168,799
Cash and cash equivalents - beginning of year	451,740	282,941
Cash and cash equivalents - end of year	$ 669,665	$ 451,740

See accompanying notes to consolidated financial statements.

Unique Logistics International (ATL), LLC and Subsidiary

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2019 and 2018

	2019	2018
Supplemental Disclosure of Cash Flow Information		
Cash paid during the year for interest	$ 88,741	$ 89,535
Right-of-use assets acquired under operating lease obligation	$ 352,137	$ -

See accompanying notes to consolidated financial statements.

Note 1: Summary of Significant Accounting Policies

Nature of Operations

Unique Logistics International (ATL), LLC and its wholly-owned subsidiary (collectively, the Company) provide international forwarding and logistics services, including customs brokerage, air and ocean freight, as well as marine insurance services.

Unique Logistics International (ATL), LLC (ULI), a limited liability company, was formed in the state of Georgia on October 1, 2008. Prior to forming Unique Logistics International (ATL), LLC, ULI was operating under the name Unique Logistics International (ATL), Inc. ULI operates in 65 countries, with a primary concentration in the Asia to USA and European markets. ULI's wholly owned subsidiary Embassy Freight International, LLC (EFI), a limited liability company, was formed in the state of Georgia on April 5, 2000.

The Company is a 60% majority-owned subsidiary of Unique Logistics Holdings Limited (the Parent), a company incorporated in Hong Kong. The Company was formed as a limited liability company (LLC) and will continue in existence until terminated by the members. The members have no personal liability.

Basis of Accounting

The financial statements of the Company have been prepared on the accrual basis of accounting in accordance with the accounting principles generally accepted in the United States of America (GAAP).

Principles of Consolidation

The consolidated financial statements include Unique Logistics International (ATL), LLC and its wholly-owned subsidiary. All material intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company maintains cash in demand deposit accounts with Federally insured banks. At times, balances in these accounts may be in excess of Federally insured limits. The Company believes it mitigates risk by depositing cash with major financial institutions.

Accounts Receivable

The Company extends credit to customers located worldwide based on its payment history, stability and other factors. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. As of December 31, 2019 and 2018, the Company recorded an allowance for doubtful accounts of $0 and $75,000, respectively.

Unbilled Receivables From Sales Recognized Over Time

Unbilled receivables from sales recognized over time represent the gross unbilled amount expected to be collected from customers for work performed to date. It is measured at cost plus profit recognized to date less progress billings. Cost includes all expenditures related directly to specific contracts.

Property and Equipment

Fixed assets are presented at cost less accumulated depreciation and any impairment losses. Depreciation is provided over the useful lives of the fixed assets using the straight line method. Estimated useful lives of fixed assets are as follows:

Software	3 years
Furniture and fixtures	5 years
Leasehold improvements	Lesser of estimated useful life or life of the lease
Office equipment	5 years

Both the useful lives and residual values are reviewed annually and adjusted if appropriate.

Gains or losses arising from the retirement or disposal of fixed assets are determined as the difference between the net disposal proceeds and the carrying amount of the assets at the time of retirement of disposal and are recognized as profit or loss on the date of retirement or disposal.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to their fair value, which is normally determined through analysis of the future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. Management has determined that no impairment existed as of December 31, 2019 or 2018.

Goodwill

Goodwill represents the excess of the purchase price of EFI over the fair value of the net tangible and intangible assets acquired in the purchase. Goodwill is not amortized, but rather is evaluated for potential impairment on an annual basis unless circumstances indicate the need for impairment testing between annual tests. The judgments regarding the existence of impairment indicators are based on legal factors, market conditions and operational performance, among other things. An impairment loss is recognized if the carrying value exceeds the asset's fair value. The Company performs its annual impairment test as of December 31. The results of the tests performed during 2019 and 2018 indicated no impairment of goodwill.

Revenue Recognition

The Company accounts for revenue in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (ASC 606). Accordingly, the Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services. To determine revenue recognition, the Company applies the following five steps:

1. Identify the contracts(s) with a customer;
2. Identify the performance obligations in the contract;
3. Determine the transaction price;
4. Allocate the transaction price to the performance obligations in the contract; and
5. Recognize revenue as or when the performance obligation is satisfied.

The Company adopted ASC 606 on January 1, 2018 using the modified retrospective approach. Results for reporting periods beginning on or after January 1, 2018 are presented under ASC 606.

Revenue is recognized in the consolidated statements of operations as follows:

i. Freight income - export sales
Freight income from the provision of air, ocean, and land freight forwarding services are recognized over time based on a relative transit time basis thru the sail or departure from origin port.

ii. Freight income - import sales
Freight income from the provision of air, ocean, and land freight forwarding services are recognized over time based on a relative transit time basis thru the delivery to the customer's designated location.

iii. Customs brokerage and other service income
Customs brokerage and other service income from the provision of other services is recognized at the point in time the performance obligation is met.

Revenue billed prior to realization is recorded as deferred revenue and costs incurred prior to revenue recognition are included in prepaid expenses.

The Company adopted the practical expedient to recognize commissions expense when incurred because the amortization period is less than one year. Commission expense recognition aligns with the Company's revenue recognition policy under ASC 606, as commission expense is recognized on a relative transit time basis.

As a result of using the modified retrospective approach for adoption of ASC 606, the Company recognized the cumulative effect adjustment to the 2018 opening balance of members' equity. The Cumulative effects at the time of initial application, January 1, 2018, were recognized in members' equity and are as follows:

	December 31, 2017	ASC 606 Cummulative Effect	January 1, 2018
Assets			
Current assets:			
Unbilled receivables from sales recognized over time	$ -	$ 846,370	$ 846,370
Liabilities and Members' Equity			
Members' equity	$ 3,407,674	$ 118,973	$ 3,526,647
Current liabilities:			
Accounts payable	$ -	$ 727,397	$ 727,397

The adoption of this new standard adjusted the revenue recognition timing of the Company's freight income sales performance obligations from a point in time to over time on a relative transit time basis and customs brokerage and other services to the point in time which the performance obligation is met. These adjustments resulted in a cumulative transition adjustment to the opening balance of members' equity, on January 1, 2018, of $118,973.

Distributions

The Operating agreement of the Company allows for 75% of the prior year profit to be distributed to the members. The distributions are not limited unless they cause the Company to be in default of their bank loan covenants. The Company records the distributions in the period the cash is distributed to the members.

Advertising

The Company expenses advertising costs as incurred. Advertising expenses were approximately $1,500 and $13,000 for the years ended December 31, 2019 and 2018, respectively.

Guaranteed Payments to Members

Guaranteed payments to equity members that are intended as compensation for services rendered are accounted for as company expenses rather than as allocations of company net income. Guaranteed payments that are intended as payments on capital accounts are not accounted for as expenses of the Company, but as a distribution.

During the years ended December 31, 2019 and 2018, guaranteed payments totaling approximately $385,000 and $350,000 were recorded as compensation expense, respectively.

Income Taxes

The Company is treated as a partnership for Federal and state income tax purposes. Accordingly, no provision or benefit for Federal or state income taxes is necessary since income, losses, and credits are reported on the members' income tax returns.

The Company is no longer subject to income tax examinations for calendar years up to and including 2016.

Fair Value of Financial Instruments

The Company's financial instruments, including cash, accounts receivable, accounts payable, and accrued expenses, are carried at cost, which approximates their fair value because of the short-term nature of these assets and liabilities.

New Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, *Leases* (Accounting Standards Codification Topic 842 or ASC 842). ASU 2016-02 requires that lease arrangements longer than 12 months result in an entity recognizing an asset and a liability. The Company adopted the standard using the modified retrospective approach on January 1, 2019. Prior year financial statements were not recast under ASC 842. The Company elected the package of transition provisions available for expired or existing contracts, which allowed the Company to carryforward historical assessments of whether contracts are or contain leases, lease classification, and initial direct costs.

The cumulative effect was applied using the modified retrospective approach. Selected balance sheet line items, which reflect the adoption of ASC 842 as an adjustment at January 1, 2019 are as follows:

Balance Sheet	**December 31, 2018**	**ASC 842 Cummulative Effect**	**January 1, 2019**
Operating lease right-of -use asset, net	$ -	$ 352,137	$ 352,137
Operating lease liability, net	-	396,200	396,200
Accrued liabilities	318,455	(44,063)	274,392

Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation. These reclassifications had no material effect on previously reported results of operations or members' equity.

Note 2: Revenue

The following table presents the Company's revenue disaggregated by revenue type for the year ended December 31:

	2019	**2018**
Freight income import/export services	$ 23,087,762	$ 29,481,372
Customs brokerage and other services	21,074,466	17,696,758
Total revenue	$ 44,162,228	$ 47,178,130

Note 3: Property and Equipment

A summary of property and equipment at December 31, 2019 and 2018 is as follows:

	2019	2018
Office equipment	$ 165,867	$ 162,863
Furniture and fixtures	92,667	92,667
Software	50,979	43,379
Leasehold improvements	37,130	37,130
	346,643	336,039
Less accumulated depreciation	(306,687)	(273,854)
	$ 39,956	$ 62,185

Depreciation and amortization expense associated with property and equipment totaled $32,833 and $37,510 for the years ended December 31, 2019 and 2018, respectively.

Note 4: Intangible Assets

Intangible assets were comprised of the following at December 31, 2019:

	Estimated Life	Gross Amount	Accumulated Amortization	Net
Customer list	7 years	$ 986,000	$ (986,000)	$ -
Non-compete agreement	2 - 8 years	117,000	(110,937)	6,063
Trade name	10 years	580,000	(435,000)	145,000
		$ 1,683,000	$ (1,531,937)	$ 151,063

Intangible assets were comprised of the following at December 31, 2018:

	Estimated Life	Gross Amount	Accumulated Amortization	Net
Customer list	7 years	$ 986,000	$ (915,571)	$ 70,429
Non-compete agreement	2 - 8 years	117,000	(98,812)	18,188
Trade name	10 years	580,000	(377,000)	203,000
		$ 1,683,000	$ (1,391,383)	$ 291,617

Amortization expense related to the intangible assets with estimated lives totaled $140,554 and $210,981 for the years ended December 31, 2019 and 2018, respectively.

Estimated future amortization expense is as follows:

Year Ending December 31,		Amount
2020	$	64,063
2021		58,000
2022		29,000
	$	151,063

Note 5: Line of Credit

During June 2012, the Company entered into a revolving line of credit agreement with a financial institution. The secured agreement provided for a revolving loan of $2,500,000 (revolving line of credit). The revolving line of credit was renewed in August 2014 and was collateralized by substantially all assets of the Company. Borrowings under the revolving line of credit bore interest at adjusted LIBOR, as defined by the agreement, plus 3.00% per annum (5.39% as of December 31, 2018). In July 2017, the Company amended the credit agreement extending the maturity date to July 2019. The amendment increased the revolving loan amount to $3,500,000. The outstanding balance was $0 at December 31, 2018. On July 31, 2019 the revolving line of credit was terminated upon maturity and all outstanding amounts were paid in full.

During August 2019, the Company entered into a new revolving line of credit agreement with a different financial institution. The secured agreement provides for a revolving loan of up to $3,500,000 (new revolving line of credit) and is collateralized by substantially all assets of the Company. Borrowings under the new revolving line of credit bear interest at the Prime Rate, as defined by the agreement, per annum (4.75% as of December 31, 2019). The new revolving line of credit is subject to annual renewal by the bank in its sole discretion on September 30 of each year, and is subject to termination by either the Company or the bank at any time. The amount available for borrowing under the line of credit is limited to the Borrowing Base, as defined in the agreement. As of December 31, 2019, the Borrowing Base was $2,566,725 and the outstanding balance was $1,980,692. In connection with the line of credit agreement, the Company is required to adhere to certain non-financial covenants. The Company was in compliance with these covenants as of December 31, 2019.

Note 6: Related Party Notes Payable

In connection with the purchase of the non-controlling interest of EFI, the Company issued a note payable to the minority member in the amount of $435,016 in March 2016. The note carries an interest rate of 3.00%. The Company is required to make monthly payments of $12,651, which includes principal and interest, through the maturity date in March 2019. During the years ended December 31, 2019 and 2018, the Company incurred interest expense of approximately $300 and $3,400, respectively, related to the note. The outstanding balance of the note was $37,763 as of December 31, 2018. The Company paid off the note and all accrued interest outstanding during 2019.

Note 7: Members' Interest

Allocation of Company Profits and Losses

All Company profits and losses are allocated to each member based on their percentage interest on a pro rata basis, as defined in the October 1, 2008 Operating Agreement.

Repurchase of Member's Interest

During May 2020 the Parent entered into a redemption agreement to repurchase the remaining outstanding interest of the non-controlling member.

Note 8: Commitments and Contingencies

Leases

The Company leases office space and office equipment under non-cancelable lease agreements expiring on various dates through August 2022. The office lease contains provisions for future rent increases. During 2019, the Company adopted ASC 842, requiring the Company to recognize an asset and liability for lease arrangements with terms longer than 12 months. The Company has elected the practical expedient to not apply the recognition requirement to leases with a term of less than one year (short term leases). The Company uses its incremental borrowing rate to discount lease payments to present value. The incremental borrowing rate is based on the estimated interest rate the Company could obtain for borrowings over a similar term of the lease at commencement date. Rental escalations, renewal options and termination options, when applicable, have been factored into the Company's determination of lease payments when appropriate. The Company does not separate lease and non-lease components of contracts.

At December 31, 2019, future minimum lease payments under noncancelable operating leases are as follows:

Year Ending December 31,	Amount
2020	$ 178,473
2021	14,157
2022	9,360
	$ 201,990

As of December 31, 2019, the operating lease right-of-use asset was $160,800. The discount rate used was 4.65%, based on nature and tenure of the lease term. For the year ended December 31, 2019, lease expense totaled $239,001, which includes approximately $5,000 of cost associated with short term leases, and is included in general and administrative expense in the accompanying consolidated statements of operations. Rent expense totaled $223,522 for the year ended December 31, 2018.

Litigation

The Company from time to time may become involved in various proceedings and litigations in the ordinary course of business. Although it is difficult to predict the ultimate outcome of any potential or threatened litigation, management believes any ultimate liability will not have a material adverse effect on the consolidated financial statements of the Company.

Note 9: Employee Retirement Plans

The Company sponsors an employee retirement plan known as Unique Logistics International (ATL) LLC 401(k) Safe Harbor Plan. Under the plan, employees may contribute up to the maximum contributions as set periodically by the Internal Revenue Service. The Company matches employee contributions up to a maximum of 100% of the participant's salary deferral, limited to 3% of the employee's salary, plus 50% of the amount of the matched employee contributions that exceed 3% of the employee's salary but that do not exceed 5% of the employee's salary. Additionally, the Company may make discretionary contributions to the plan. Employer contributions fully vest after one year of service. Participant contributions are always 100% vested.

Matching contributions made by the Company were $46,148 and $57,709 for the years ended December 31, 2019 and 2018, respectively. No discretionary contributions were made for the years ended December 31, 2019 and 2018.

Note 10: Concentrations

Significant Vendor

A significant vendor is defined as one from which the Company receives at least 10% of its total purchases. For the years ended December 31, 2019 and 2018, the Company had purchases from two vendors totaling approximately $21,800,000 and three vendors totaling approximately $22,700,000, respectively. The accounts payable balance included approximately $217,000 and $1,606,000 due to these vendors at December 31, 2019 and 2018, respectively.

Note 11: Related Party Transactions

During the years ended December 31, 2019 and 2018, the Company paid approximately $0 and $59,000 for management services rendered from the Parent.

During the years ended December 31, 2019 and 2018, the Company paid approximately $2,717,000 and $1,652,000, respectively, for services rendered from affiliate companies under common ownership and received approximately $214,000 and $98,000 for services provided to these companies, respectively. For the years ended December 31, 2019 and 2018 the accounts receivable balance totaled approximately $15,000 and $22,000 for services rendered and the accounts payable balance owed to these companies totaled approximately $282,000 and $332,000, respectively.

Note 12: Subsequent Events

The Company evaluated subsequent events through July 28, 2020, when these financial statements were available to be issued. During this period, there were no recognized subsequent events or unrecognized subsequent events requiring disclosure other than those disclosed herein.

In March 2020, the World Health Organization officially designated COVID-19 as a pandemic, and as a result, businesses across the country and the world have had to take steps to protect their employees, and employees of companies with whom they do business. The associated business disruption has ranged from limited to significant, depending on the nature of the business being impacted. Management is presently unable to predict what short-term and long-term impact this level of disruption will have on the Company's operations, and there can be no assurances that a significant impact to the Company will not take place. There have been no adjustments to these financial statements as a result of this uncertainty.

On March 27, 2020, the United States Congress passed, and the President signed into law, the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"). The CARES Act established the Paycheck Protection Program (PPP), which expands eligibility for Small Business Administration (SBA) loans. These loans are 100% guaranteed by the SBA and to be forgiven as long as the proceeds are used to cover payroll costs, mortgage interest, rent and utility costs over an 8-week to 24-week period following the date of the loan. Application for the loan is dependent upon a multitude of factors, as defined within the PPP. As of the date of these consolidated financial statements, the Company has been approved for and has received a loan in the amount of $479,409. The Company intends to apply for forgiveness under the CARES Act.

* * * * *